                                                    EXHIBIT 11

                               Statement Regarding Computation of Per Share Earnings

                                Three and Nine Months Ended March 31, 1999 and 1998

                                 (Dollars in thousands, except per share amounts)



                                                         Three months ended                Nine months ended
                                                               March 31,                         March 31,
                                                      ---------------------------     ---------------------------
                                                          1999            1998          1999           1998
                                                      -----------     -----------     -----------     -----------
Net income ......................................     $     2,908     $     3,048     $     8,577     $     8,476
                                                      ===========     ===========     ===========     ===========

Number of shares outstanding:
  Weighted average shares issued ................      11,900,000      11,900,000      11,900,000      11,900,000
  Less:  Weighted average shares held in treasury       3,106,278       2,253,828       2,831,653       2,254,613
  Less:  Average shares held by the ESOP ........         952,000         952,000         952,000         952,000
  Plus:  ESOP shares released or committed to be
              released during the fiscal year ...         368,814         280,470         346,174         259,403
                                                      -----------     -----------     -----------     -----------
         Average basic shares ...................       8,210,536       8,974,642       8,462,521       8,952,790
  Plus:  Average common stock equivalents .......         640,822         793,179         637,714         736,912
                                                      -----------     -----------     -----------     -----------
         Average diluted shares .................       8,851,358       9,767,821       9,100,235       9,689,702
                                                      ===========     ===========     ===========     ===========

Earnings per common share:
         Basic ..................................     $      0.35     $      0.34     $      1.01     $      0.95
                                                      ===========     ===========     ===========     ===========
         Diluted ................................     $      0.33     $      0.31     $      0.94     $      0.87
                                                      ===========     ===========     ===========     ===========
